Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281553

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 14, 2024)

First Citizens BancShares, Inc.

$      % Fixed-to-Floating Rate Senior Notes due 20

We are offering $    aggregate principal amount of our   % fixed-to-floating rate senior notes due   , 20   (the “notes”).

The notes will mature on   , 20   (the “maturity date”). The notes will accrue interest from (and including)   , 2026 (the “issue date”) to (but excluding)   , 20   at a fixed rate of   % per annum, payable semiannually in arrears on   and   of each year, commencing on   , 2026, and ending on  , 20 , and from and including   , 20   to (but excluding) the maturity date at a floating rate equal to a benchmark rate based on the Compounded SOFR Index Rate, as defined and subject to the provisions described under “Description of Notes—Interest” in this prospectus supplement, plus    basis points per annum, payable quarterly in arrears on    ,    ,    and on the maturity date. In no event will the interest payable on the notes be less than zero.

We may, at our option, redeem the notes, at the applicable times and at the applicable redemption price set forth under “Description of Notes—Redemption.” Holders of any notes redeemed will also receive accrued and unpaid interest thereon to (but excluding) the date of redemption. The notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

The notes will be unsecured and unsubordinated obligations of First Citizens BancShares, Inc., a Delaware corporation (“BancShares”), will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and will rank senior in right of payment to all of our existing and future subordinated indebtedness. The notes will not be guaranteed by any of our subsidiaries and, as a result, the notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries, including, without limitation, the deposits of First-Citizens Bank & Trust Company, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise. See “Description of Notes” in this prospectus supplement.

The notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Prior to this offering, there has been no public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) to read about factors you should consider before investing in the notes.

	Price to Public(1)		Underwriting Discount(2)		Proceeds, Before Expenses, to First Citizens
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2026, if settlement occurs after that date.
(2)	See “Underwriting” in this prospectus supplement for details.

The notes are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The notes are ineligible as collateral for a loan or extension of credit from BancShares or any of its subsidiaries. Neither the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved of the securities to be issued under this prospectus supplement or the accompanying prospectus or determined the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, against payment in New York, New York on or about    , 2026, which is the  business day following the date of this prospectus supplement. Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities

Prospectus Supplement dated   , 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “we,” “our,” “us,” “ourselves,” and “the Company” in this prospectus supplement and the accompanying prospectus refer to First Citizens BancShares, Inc., a Delaware corporation, and its consolidated subsidiaries. References to “BancShares” mean First Citizens BancShares, Inc., and references to “First Citizens Bank” mean First-Citizens Bank & Trust Company. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated August 14, 2024, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, information set forth in this prospectus supplement will supersede the information in the accompanying prospectus.

You should read the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus used in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in the notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation of Certain Information by Reference.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

In addition, we maintain an Internet website, www.firstcitizens.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information, and any amendments to any of the foregoing filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and, except for the documents specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, will not be deemed to incorporate any information on the website into this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026;

•	our Current Reports on Form 8-K, filed on January 14, 2026 (solely with respect to Item 5.02), and February 5, 2026; and

•

those portions of our Definitive Proxy Statement on Schedule 14A, filed on March  18, 2025, that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated herein by reference.

You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents). That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at the following address:

First Citizens Bancshares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Attn: Corporate Secretary

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain certain forward-looking statements regarding our financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims,” “strives” or other similar words and expressions, including the negatives of these terms, are intended to identify these forward-looking statements. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. These forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect our future financial results and performance and could cause our actual results, performance or achievements to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, or trade barriers on trading partners), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of our vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of our loan or investment portfolio, actions of government regulators, including interest rate decisions by the Federal Reserve, changes to estimates of future costs and benefits of actions taken by us, our ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on our capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with our previously completed acquisition transactions, the pending acquisition of 138 branches from BMO Bank N.A., or any future transactions. The foregoing list of factors is not exhaustive. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2025.

We assume no obligation to update any forward-looking statements. All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. You are encouraged to carefully review and consider the various disclosures made in this prospectus supplement, in the accompanying prospectus and in our other reports filed with the SEC for more information about the risks and factors that may affect our business, results of operations, financial condition or prospects.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein and therein by reference, before deciding whether to invest in the notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2025 to determine whether an investment in the notes is appropriate for you.

First Citizens BancShares, Inc.

First Citizens BancShares, Inc. is a financial holding company organized under the laws of Delaware that conducts operations through its banking subsidiary, First-Citizens Bank & Trust Company (“First Citizens Bank”), which is headquartered in Raleigh, North Carolina. First Citizens Bank opened in 1898 as the Bank of Smithfield in Smithfield, North Carolina, and later changed its name to First-Citizens Bank & Trust Company. We have expanded through de novo branching and acquisitions and operate an extensive network of branches and offices, predominantly located in the Southeast, Mid-Atlantic, Midwest, and Western United States, providing a broad range of financial services to individuals, businesses and professionals. At December 31, 2025, the Company had total consolidated assets of $229.70 billion.

We provide financial services for a wide range of consumer and commercial clients. We offer deposit products, loans, and wealth management and private banking services to consumer clients, and we provide lending, leasing, capital markets and other financial and advisory services, to small and middle-market companies across a variety of industries. In addition, we provide a full suite of financial products and services to private equity firms, venture capital firms, and commercial clients in innovation markets, such as technology, life sciences and healthcare industries. We also provide deposit, cash management and lending to homeowner associations and property management companies and own a fleet of railcars and locomotives that are leased to railroads and shippers.

We deliver banking products and services to our customers through an extensive branch network and additionally operate a nationwide digital banking platform that delivers deposit products to consumers. Services offered at most branches include accepting deposits, cashing checks and providing for consumer and commercial cash needs. Consumer and business customers may also conduct banking transactions through various digital channels.

In addition to our banking operations, we provide various investment products and services through First Citizens Bank’s wholly owned subsidiaries, including First Citizens Investor Services, Inc. (“FCIS”) and First Citizens Asset Management, Inc. (“FCAM”), First Citizens Delaware Trust Company, and a non-bank subsidiary, First Citizens Capital Securities, LLC (“FCCS”). As a registered broker-dealer, FCIS provides a full range of investment products, including annuities, brokerage services and third-party mutual funds. As registered investment advisers, FCIS and FCAM provide investment management services and advice. FCCS is a broker-dealer that also provides underwriting and private placement services. We also have other wholly owned subsidiaries, including SVB Wealth LLC, SVB Asset Management, and First Citizens Institutional Asset Management, LLC, which are active investment advisers.

BancShares’ Class A common stock is traded on the Nasdaq Global Select Market under the symbol “FCNCA.” BancShares was incorporated under the laws of the State of Delaware in 1986. Our principal executive office is located at 4300 Six Forks Road, Raleigh, NC 27609, and our telephone number is (919) 716-7000.

SUMMARY OF THE NOTES OFFERING

The following summary contains basic information about the notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the notes. For a complete understanding of the notes, you should read the section of this prospectus supplement titled “Description of Notes.”

Issuer	First Citizens BancShares, Inc., a Delaware corporation and a financial holding company.

Notes Offered	$ aggregate principal amount of % Fixed-to-Floating Rate Senior Notes due 20 (the “notes”).

Issue Date	, 2026 (the “issue date”).

Maturity Date	The notes will mature on , 20 (the “maturity date”), unless previously redeemed in whole or in part as described below under “Description of Notes—Redemption.”

Interest Rate

Fixed Rate Period

From (and including) the issue date to (but excluding)   , 20   , or the date of earlier redemption (the “fixed rate period”), interest will accrue on the notes at a rate of   % per annum.

Floating Rate Period

From (and including)   , 20   to (but excluding) the maturity date or the date of earlier redemption (the “floating rate period”), interest will accrue on the notes at a rate equal to a benchmark rate based on the Compounded SOFR Index Rate plus    basis points per annum, as further described below. In no event will the interest payable on the notes be less than zero.

The interest rate for each quarterly interest period during the floating rate period (each, a “floating rate interest period”) will be calculated quarterly on the applicable Interest Determination Date. Except as described herein, “Interest Determination Date” means, for any floating rate interest payment date (as defined below), the second U.S. Government Securities Business Day (as defined herein) preceding such date.

Interest Payment Dates

Fixed Rate Period

Interest will be payable semi-annually in arrears on    and    of each year, commencing on   , 2026, and ending on   , 20  , or on any redemption date (each, a “fixed rate interest payment date”).

Floating Rate Period

Interest will be payable quarterly in arrears on   ,    ,   , and  of each year, commencing on   , 20  , and ending on the maturity date or on any redemption date (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, each, an “interest payment date”).

Business Day Convention

If any scheduled fixed rate interest payment date is not a Business Day (as defined herein), payment of principal and interest will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from and after the originally scheduled fixed rate interest payment date.

If any scheduled floating rate interest payment date (other than the maturity date) falls on a day that is not a Business Day, then such floating rate interest payment date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to (but excluding) such Business Day.

If the maturity date or date of redemption of the notes is not a Business Day, we will pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the maturity date or date of redemption.

Record Date	The fifteenth calendar day (whether or not a Business Day) preceding the related interest payment date.

Day Count Convention

Fixed rate period: 360-day year consisting of twelve 30-day months.

Floating rate period: 360-day year and the actual number of days elapsed. The amount of interest accrued on the notes for each floating rate interest period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for that interest period multiplied by (b) the quotient of the actual number of calendar days in that interest period divided by 360.

Indenture	The notes offered by this prospectus supplement will be issued by BancShares under an Indenture between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), dated as of March 12, 2025 (the “Base Indenture”), as supplemented by a second supplemental indenture between us and the Trustee, to be dated as of , 2026 (the “Second Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Second Supplemental Indenture, as the “Indenture.”

No Guarantees	The notes will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to the liabilities of BancShares’ subsidiaries as discussed below under “Description of Notes—Ranking; Structural Subordination.”

Ranking; Structural Subordination	The notes will be unsecured and unsubordinated obligations, will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness, will rank senior in right of payment to our existing and future subordinated indebtedness, will be effectively subordinated in right of payment to our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to the existing and future indebtedness of BancShares’ subsidiaries.

As of December 31, 2025, BancShares’ subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of $206.02 billion (including intercompany indebtedness). All of such debt and other liabilities would rank structurally senior to the notes in case of liquidation or otherwise. This amount includes secured indebtedness of $33.61 billion, including a $33.39 billion note issued by First Citizens Bank to the FDIC that matures on March 27, 2028 (the “Purchase Money Note”).

The Indenture pursuant to which we will issue the notes does not limit the amount of additional indebtedness BancShares or its subsidiaries may incur.

Form and Denomination	The notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Redemption

On or after   , 2026 (180 days after the issue date) (or, if additional notes are issued, beginning 180 days after the issue date of such additional notes), and prior to   , 20   (one year prior to the maturity date) (the “First Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of Notes—Redemption”) plus    basis points less (b) interest accrued to (but excluding) the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On the First Par Call Date, we may redeem the notes, in whole but not in part, and on or after   , 20   (one month prior to the maturity date), we may redeem the notes, in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to (but excluding) the redemption date. See “Description of Notes—Redemption.”

Sinking Fund	There is no sinking fund for the notes.

Future Issuance	The notes will initially be limited to an aggregate principal amount of $ . BancShares may, from time to time, without notice to or consent of the holders of the notes, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the notes, except for the issue date, the offering price, and the first interest payment date, and such additional notes may be consolidated with the notes issued in this offering and form a single series; provided that, if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

Use of Proceeds	We estimate that the net proceeds from this offering of the notes will be approximately $ , after deducting the underwriting discounts and our estimated offering expenses. We intend to use the net proceeds of this offering of the notes for general corporate purposes, which may include, among other uses, the partial or full prepayment or redemption of certain outstanding long-term debt. See “Use of Proceeds.”

Events of Default	Under the Indenture, with respect to any series of senior debt securities issued on or after the issue date, including the notes, the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated will be limited. See “Description of Notes—Events of Default; Notices of Default” in this prospectus supplement.

Listing	The notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the notes, and there is no assurance that any public market for the notes will develop or be sustained following this offering.

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning, and disposing of the notes, see “Material United States Federal Income Tax Considerations.”

Governing Law	The notes and the Indenture pursuant to which we will issue the notes will be governed by the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association

Calculation Agent	U.S. Bank Trust Company, National Association

Risk Factors	Investing in the notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the notes set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the notes.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

The notes are BancShares’ obligations, not obligations of any of BancShares’ subsidiaries, and as such will be structurally subordinated to the claims of its subsidiaries’ creditors.

The notes are exclusively obligations of BancShares and not those of its subsidiaries. BancShares is a bank holding company that conducts substantially all of its operations through its bank and non-bank subsidiaries. As a result, BancShares’ ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from its subsidiaries. If BancShares does not receive sufficient cash dividends and other distributions from its subsidiaries, it is unlikely that it will have sufficient funds to make payments on the notes.

BancShares’ subsidiaries are separate and distinct legal entities. BancShares’ subsidiaries have no obligation to pay any amounts due on the notes or to provide BancShares with funds to pay its obligations on the notes, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to BancShares by its subsidiaries in the future will require the generation of future earnings by its subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by First Citizens Bank to BancShares. First Citizens Bank may not, without prior regulatory approval, pay a dividend in an amount greater than its undivided profits. If First Citizens Bank is unable to make dividend payments to BancShares and sufficient capital is not otherwise available, BancShares may not be able to make principal and interest payments on its debt, including the notes.

In addition, BancShares’ right to participate in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the notes to benefit indirectly from that distribution will also be subject to these prior claims. The notes are not guaranteed by any of BancShares’ subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of BancShares’ subsidiaries, including deposits, which means that BancShares’ subsidiaries’ creditors will be paid from BancShares’ subsidiaries’ assets before holders of the notes would have any claims to those assets. Therefore, you should look only to BancShares’ assets for payments on the notes. At December 31, 2025, the aggregate amount of all debt and other liabilities of BancShares’ subsidiaries, including deposits, was $206.02 billion (including intercompany indebtedness). Bancshares’ subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes. See “Capitalization” below for our outstanding debt as adjusted to give effect to this offering.

The notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.

The notes will be effectively subordinated in right of payment to any of the existing and future secured debt that BancShares or its subsidiaries may incur, to the extent of the value of the assets securing such debt, such as the Purchase Money Note. In the event that BancShares is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from BancShares’ assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of BancShares’ unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of BancShares’ other general creditors, based upon the respective amounts owed to each holder or creditor, in BancShares’ remaining assets. In any of the foregoing events, BancShares may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness and may not receive 100% of the outstanding principal amount and accrued and unpaid interest of the notes.

The notes are not insured or guaranteed by the FDIC or any other governmental agency.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality or any other person.

The Indenture will not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends, or repurchase our capital stock.

Neither BancShares nor any of its subsidiaries will be restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the Indenture. If we incur additional indebtedness or liabilities, BancShares’ ability to pay its obligations on the notes could be adversely affected. We expect that we will, from time to time, incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends, including our regular quarterly dividend on our common and preferred stock, or issuing or repurchasing our securities, including pursuant to our previously announced share repurchase program.

In addition, there are no financial covenants in the Indenture. Except as expressly provided in the Indenture, the holders of notes will not be protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger, or similar transaction that may adversely affect the holders of the notes. See “Description of Notes—Consolidation, Merger and Sale of Assets.”

Payments on the notes will depend on receipt of dividends and distributions from BancShares’ subsidiaries.

BancShares is a financial holding company, and it conducts substantially all of its operations through subsidiaries, including First Citizens Bank. BancShares depends on dividends, distributions, and other payments from its subsidiaries to meet its obligations, including to fund payments on the notes, and to provide funds for payment of dividends to its stockholders, to the extent declared by its Board of Directors. There are various legal limitations applicable to the payment of dividends by First Citizens Bank to BancShares. The payment of dividends by First Citizens Bank may be limited by certain factors, such as requirements to maintain capital above regulatory guidelines. Bank regulatory agencies have the authority to prohibit First Citizens Bank from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending on the financial condition of First Citizens Bank, could be deemed to constitute such an unsafe or unsound practice. Under the Federal Deposit Insurance Act, insured depository institutions, such as First Citizens Bank, are prohibited from making capital distributions, including the payment of dividends, if, after making such distributions, the institution would become “undercapitalized” (as such term is used in the statute). Additionally, banking organizations that are not considered well capitalized under the Basel III capital rules could be subject to restrictions on dividends, equity repurchases and compensation based on the amount of the shortfall. State law also prescribes certain limitations on payment of dividends. See the information under “Regulatory Considerations—Limitations on Dividends and Other Payments” in “Item 1. Business” in BancShares’ Annual Report on Form 10-K for the year ended December 31, 2025. For these reasons, BancShares may not have access to any assets or cash flow of its subsidiaries to make principal or interest payments on the notes.

Events for which acceleration rights under the notes may be exercised will be limited.

The circumstances under which the payment of the principal amount of the notes can be accelerated will be limited. Under the Indenture, payment of the principal amount of the notes:

•

may be accelerated only for (i) our failure to pay the principal of or interest on the notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of BancShares; and

•	may not be accelerated if we fail to perform any covenant or agreement (other than nonpayment of principal or interest where such nonpayment continues for 30 days after such payment is due).

These limitations on the rights and remedies of holders of the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

We may not be able to generate sufficient cash to service all of our debt, including the notes.

BancShares’ ability to make scheduled payments of principal and interest, or to satisfy its obligations in respect of its debt or to refinance its debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to BancShares from First Citizens Bank and required capital levels with respect to First Citizens Bank and financial, business, and other factors, many of which are beyond our control, will also affect our ability to meet these needs. BancShares’ subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

Pursuant to federal law and Federal Reserve regulations, as a bank holding company, BancShares is required to act as a source of financial and managerial strength to First Citizens Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the notes at the maturity of the notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to immediately cure any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of First Citizens Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) created a resolution regime known as the “orderly liquidation authority.” Under the orderly liquidation authority, the FDIC may be appointed as receiver for an entity, including a bank holding company, for purposes of liquidating the entity if the U.S. Secretary of the Treasury, following a process set out in the Dodd-Frank Act, determines that the entity is in default or danger of default and that the entity’s failure and its resolution under otherwise applicable law would have serious adverse effects on the financial stability of the United States.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the power of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the power of the FDIC to transfer claims to a “bridge” entity. As a consequence of the power of the FDIC under the orderly liquidation authority, the holders of the notes may be fully subordinated to interests held by the U.S. government and others in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. Although the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are possible. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

You may be unable to sell the notes because there is no public trading market for the notes.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more of the underwriters currently intend to make a secondary market in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the notes may not develop or any such market may not have sufficient liquidity.

If a trading market for the notes develops, many factors could adversely affect the liquidity and market price of the notes.

If a trading market develops, the liquidity and prices of the notes will depend on many factors, including, but not limited to, (i) our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; (iv) the overall condition of the financial markets; (v) any redemption features of the notes; and (vi) the time remaining to maturity of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the notes. In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including us and First Citizens Bank. A negative change in ratings or outlook could have an adverse effect on the liquidity and price of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

We may choose to redeem the notes prior to the maturity date, but investors should not expect us to redeem the notes on the date the notes become redeemable or on any particular date after the notes become redeemable.

The notes have no mandatory redemption date, other than on the applicable maturity date, and are not redeemable at the option of investors. By their terms, the notes may be redeemed by us, at our option, as described below under “Description of Notes—Redemption.” Any decision we may make at any time to propose a redemption will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Although the notes may contain provisions designed to compensate you for the lost value of such notes if we redeem some or all of the notes prior to the maturity date or the par call date, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

The interest rate on the notes will reset from fixed to floating rates.

The interest rate on the notes will initially be a fixed rate of interest per annum. However, the interest rate during each floating rate interest period will be reset on the applicable Interest Determination Date such that the applicable per annum interest rate will be equal to the Benchmark (as defined under “Description of Notes”) plus the relevant spread. As a result, the interest rate in each floating rate interest period may be less than the initial interest rate and/or the interest rate that applies immediately prior to the relevant Interest Determination Date, which would affect the amount of any interest payments under the notes and, by extension, could affect their market value.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell or convey all or substantially all of our assets to one or more of our direct or indirect majority-owned subsidiaries, under the Indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger and Sale of Assets” in this prospectus supplement.

Risks Relating to the Benchmark for the Notes

SOFR is a relatively new market index, and the continued adoption of Compounded SOFR Index Rate by BancShares and the market is uncertain.

To avoid the problems associated with the potential manipulation and financial stability risks of interbank offered rates (“IBORs”), regulatory authorities in a number of key jurisdictions have required financial markets to transition away from IBORs to near risk-free rates (“RFRs”) such as SOFR. Investors should be aware that the market continues to develop in relation to RFRs as reference rates in the capital markets. Market participants and relevant working groups may continue to explore alternative reference rates which seek to measure the market’s forward expectation of such rates over a designated term.

For each floating rate interest period, the interest rate on the notes is based on a compounded SOFR index rate calculated using the formula described in “Description of Notes” below. Since SOFR is a relatively new market rate, the notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used in securities like the notes, the trading price of the notes may be lower than those of debt securities linked to rates that are more widely used. The notes may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions and the formula and related conventions described in “Description of Notes” below to calculate Compounded SOFR Index Rate for the notes, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities which contain more settled and different market terms as a result. In particular, BancShares may in the future also issue securities referencing SOFR that differ materially in terms of interest determination when compared with any previous SOFR-referenced securities, including the notes. Additionally, the nascent development of SOFR as an interest reference rate, as well as continued development of other SOFR-based rates (such as weighted average SOFR and term SOFR), market infrastructure for adopting such rates, and proposed legislative solutions to the market price of any compounded SOFR index-referenced securities are all uncertain. The manner of adoption or application of SOFR-based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by BancShares.

You should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that you may put in place in connection with any acquisition, holding or disposal of the notes.

Historical levels of SOFR are not an indication of its future levels.

The NY Federal Reserve (as defined herein) began to publish SOFR in April 2018 and the SOFR Index in March 2020 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.

Compounded SOFR Index Rate with respect to a particular floating rate interest period will only be capable of being determined near the end of the relevant floating rate interest period.

The level of Compounded SOFR Index Rate applicable to a particular floating rate interest period and, therefore, the amount of interest payable with respect to such floating rate interest period will be determined on the Interest Determination Date for such floating rate interest period. Because each such date is near the end of such floating rate interest period, you will not know the amount of interest payable with respect to a particular floating rate interest period until shortly prior to the related floating rate interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, which could adversely impact the liquidity and trading price of the notes.

SOFR is not expected to be comparable to U.S. dollar LIBOR.

RFRs such as SOFR may differ from IBORs in a number of material respects. In particular, in the majority of relevant jurisdictions, the chosen RFR is an overnight rate (for example, SOFR in respect of U.S. dollars, the Sterling Overnight Index Average (“SONIA”) in respect of sterling and the euro short-term rate in respect of euros), with the interest rate for a relevant period calculated on a backward looking (compounded or simple weighted average) basis, rather than on the basis of a forward-looking term. As such, investors should be aware that RFRs may behave materially differently from LIBOR, EURIBOR and other IBORs as interest reference rates for the notes.

In particular, the composition and characteristics of SOFR are not the same as those that were reflected in U.S. dollar LIBOR, and the performance of the notes is not expected to be comparable to the previous performance of LIBOR-linked securities. SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR was an unsecured rate. While Compounded SOFR Index Rate is a backward-looking rate based on an overnight rate, U.S. dollar LIBOR was a forward-looking rate that represented interbank funding for a specified term. As a result, there can be no assurance that SOFR, or SOFR-based securities such as the notes, will perform in the same way that U.S. dollar LIBOR performed, or that LIBOR-based securities, would have performed at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Compounded SOFR Index Rate will not be the SOFR rate published on or for a particular day during such floating rate interest period or an average of SOFR rates during such floating rate interest period. If the SOFR rate for a particular U.S. Government Securities Business Day during an Observation Period (as defined herein) is negative, the inclusion of such SOFR value in the calculation of Compounded SOFR Index Rate will reduce the interest rate and the interest payable for such floating rate interest period; provided that in no event will the interest payable on the notes be less than zero.

SOFR may be modified or discontinued by its administrator.

SOFR is a relatively new rate, and the NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, BancShares has no control over its determination, calculation or publication.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the notes and a reduction in their trading prices.

Uncertainty relating to the regulation of benchmarks may adversely affect the value of the notes.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” have been, and may continue to be, the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the notes.

Interest on the notes during the floating rate period will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.

To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of Notes—Benchmark Transition Provisions.” In particular, if we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined herein) have occurred, we or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined.

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered and no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine), the floating interest rate on the notes may accrue at the same rate as the immediately preceding floating rate interest period (or, in the case of the initial floating rate interest period, the Initial Interest Rate (as defined herein)), effectively converting the notes (during the floating rate period) into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the notes.

The rate of interest on the notes during the floating rate period may be determined by reference to a Benchmark Replacement even if SOFR continues to be published, which could adversely affect the value of the notes.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on the notes during the floating rate period will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on the notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on the notes may be adversely affected.

Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.

The Benchmark Transition Provisions specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions (each as defined herein) that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on the notes.

The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a onetime adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

We or our designee (after consulting with us) may make determinations with respect to the notes that could affect the value of and return on the notes.

We or our designee (in consultation with us) may make certain determinations with respect to the notes as further described in this prospectus supplement that may adversely affect the value of and return on the notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of Notes—Benchmark Transition Provisions.” These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).

Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body, (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of floating rate interest periods and the timing and frequency of determining rates and making payments of interest; in each case that we or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determines is appropriate (acting in good faith)).

Any determination, decision or election that may be made by us or our designee (after consulting with us) pursuant to the Benchmark Transition Provisions will, in each case, become effective without consent from the holders of the notes or any other party. Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us or our designee and holders of the notes. All determinations by us or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the notes absent manifest error. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the Benchmark Replacement is uncertain, we or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on the notes during the floating rate period than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for such notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

CAPITALIZATION

The following table sets forth our consolidated cash and due from banks and consolidated capitalization as of December 31, 2025, on an actual basis and on an adjusted basis giving effect to the issuance and sale of the notes offered by this prospectus supplement and the use of the net proceeds from the sale of the notes as described under “Use of Proceeds” in this prospectus supplement, after deducting the underwriting discounts and our estimated offering fees and expenses. You should read the following table together with “Use of Proceeds” in this prospectus supplement and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

(dollar amounts in millions, except share data)	December 31, 2025 (actual)	December 31, 2025 (adjusted)
Cash and due from banks	$801	$

Liabilities
Deposits	161,578		161,578
Credit balances of factoring clients	1,148		1,148
Borrowings:
Short-term borrowings	224		224
Long-term borrowings	35,784

Total borrowings	36,008
Other liabilities	$8,726		$8,726

Total liabilities	$207,460	$

Stockholders’ equity
Preferred stock—$0.01 par value; 20,000,000 shares authorized	1,375		1,375
Common stock:
Class A - $1 par value; 32,000,000 shares authorized; and 11,133,974 shares issued and outstanding	11		11
Class B - $1 par value; 2,000,000 shares authorized; and 1,005,185 shares issued and outstanding	1		1
Additional paid in capital	—		—
Retained earnings	20,768		20,768
Accumulated other comprehensive income	83		83

Total stockholders’ equity	22,238		22,238

Total liabilities and stockholders’ equity	$229,698	$

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $    after the deduction of the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of the offering for general corporate purposes, which may include, among other uses, the partial or full prepayment or redemption of certain outstanding long-term debt. The precise amounts and timing of the application of proceeds will depend on the requirements of BancShares and its subsidiaries and affiliates.

DESCRIPTION OF NOTES

General

The notes will be unsecured and unsubordinated obligations of First Citizens BancShares, Inc. (“BancShares”) and will be issued as a series of debt securities under the Indenture in an initial aggregate principal amount of $   . The notes are solely obligations of BancShares and are neither obligations of, nor guaranteed by, First Citizens Bank or any of our other subsidiaries. The notes are not savings accounts, deposits or other obligations of First Citizens Bank or any of our other subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. We may issue additional series of notes under the Indenture. See “—Further Issues.” The following description of the notes may not be complete and is subject to and qualified in its entirety by reference to the Indenture.

The notes will mature on    , 20  (the “maturity date”), unless previously redeemed or otherwise accelerated. Payment of principal on the notes may be accelerated only upon the occurrence of specified events. See “—Events of Default; Notices of Default.”

The notes are not convertible into, or exchangeable for, equity securities, other securities, or assets of BancShares or its subsidiaries. There is no sinking fund for the notes. Except as described under “—Clearance and Settlement,” the notes will be represented by one or more global certificates deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Clearance and Settlement.”

As a bank holding company, our ability to make payments on the notes will depend primarily on the receipt of interest and other distributions from First Citizens Bank. There are various regulatory restrictions on the ability of First Citizens Bank to pay dividends or make other distributions to us. See “Risk Factors—Payments on the notes will depend on receipt of dividends and distributions from BancShares’ subsidiaries” and “Risk Factors—Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.

No recourse will be available for the payment of principal of, or interest on, any note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer, or director of BancShares, any of its subsidiaries or any successor entity. Neither the Indenture nor the notes contain any covenants or restrictions restricting the incurrence of debt, deposits, or other liabilities by us or by our subsidiaries. The Indenture and the notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments, or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

We do not intend to apply for the listing of the notes on any securities exchange or the quotation of the notes on any quotation system.

Interest

From (and including) the date of original issuance (the “issue date”) to (but excluding)    , 20 , or the date of redemption (the “fixed rate period”), the notes will bear interest at a fixed rate of   % per annum (the “Initial Interest Rate”), payable semi-annually in arrears on      and      of each year and on any redemption date (each, a “fixed rate interest payment date”).

From (and including)    , 20  to (but excluding) the maturity date or the date of redemption (the “floating rate period”), the notes will bear interest at a rate equal to the Benchmark (as defined below) plus    basis points per annum (the “Spread”). During the floating rate period, interest on the notes will be payable quarterly in arrears on    , 20 ,    , 20 ,    , 20  and on the maturity date and any redemption date (each, a “floating rate interest payment date”).

Fixed Rate Period:

•	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•

If any scheduled fixed rate interest payment date (other than any redemption date) is not a Business Day, any payment of principal and interest will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from and after the originally scheduled fixed rate interest payment date.

Floating Rate Period:

•

Interest will be computed for the period beginning on (and including) a floating rate interest payment date and ending on (but excluding) the next succeeding floating rate interest payment date or the maturity date or date of redemption (each, a “floating rate interest period”); provided that the first floating rate interest period will begin on (and include)    , 20  and will end on (but exclude) the first floating rate interest payment date.

•

The interest rate on the notes will be calculated quarterly on the second U.S. Government Securities Business Day preceding the applicable floating rate interest payment date, except as described below (the “Interest Determination Date”).

•	In no event will the interest payable on the notes be less than zero.

•

Interest will be computed on the basis of the actual number of days in each floating rate interest period and a 360-day year. The amount of accrued interest payable on the notes for each floating rate interest period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant floating rate interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable floating rate interest period divided by 360.

•

If any scheduled floating rate interest payment date (other than the maturity date or any redemption date) falls on a day that is not a Business Day, then such floating rate interest payment date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to (but excluding) such Business Day.

If the maturity date or date of redemption of the notes is not a Business Day, we will pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the maturity date or date of redemption. If a date of redemption of the notes falls within the floating rate period but does not occur on a scheduled floating rate interest payment date, (i) the related Interest Determination Date shall be deemed to be the date that is two U.S. Government Securities Business Days prior to such date of redemption, (ii) the related Observation Period shall be deemed to end on (and exclude) the second U.S. Government Securities Business Day falling prior to such date of redemption, (iii) the floating rate interest period will be deemed to be shortened accordingly, and (iv) corresponding adjustments will be deemed to be made to the Compounded SOFR Index Rate formula (or applicable benchmark).

The regular record dates for the notes will be the fifteenth calendar day preceding each fixed rate interest payment date or floating rate interest payment date, as applicable, whether or not a Business Day.

Calculation of the Benchmark

The “Benchmark” means, initially, the Compounded SOFR Index Rate; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the Benchmark Replacement.

“Compounded SOFR Index Rate” means, in relation to a floating rate interest period, the rate computed by the calculation agent in accordance with the following formula:

Where:

“d” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (being the number of calendar days in the Observation Period);

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant floating rate interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the floating rate interest payment date relating to such floating rate interest period;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Determination Time; provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “Benchmark Transition Provisions” below.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the rate determined by the calculation agent in accordance with the following provisions:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the NY Federal Reserve’s website on the immediately following U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)

if the rate does not so appear, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website.

“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein.

“Observation Period” means, in respect of each floating rate interest period, the period from (and including) the day falling two U.S. Government Securities Business Days prior to the first day of the relevant floating rate interest period to (but excluding) the day falling two U.S. Government Securities Business Days prior to the relevant floating rate interest payment date for such floating rate interest period.

“SOFR Administrator” means the NY Federal Reserve (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor source. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein.

“SOFR Determination Time” means, with respect to any U.S. Government Securities Business Day, 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the notes during the floating rate period.

In accordance with and subject to the “Benchmark Transition Provisions” set forth below, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each floating rate interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Spread.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index Rate” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information (or such successor website). For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Ranking; Structural Subordination

The notes will be unsecured and unsubordinated obligations of BancShares. The notes will rank equally in right of payment and upon our liquidation with all other unsecured senior indebtedness of BancShares, whether existing at the time of issuance or created thereafter, and will rank senior in right of payment to existing and future subordinated indebtedness of BancShares.

The notes will be effectively subordinated in right of payment to any future secured indebtedness of BancShares to the extent of the value of the collateral securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries, including First Citizens Bank, which is our principal subsidiary, and as a result they will be structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation First Citizens Bank’s depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the notes would have any claim to those assets.

The Indenture and the notes do not limit the amount of secured indebtedness, or other liabilities having priority over, or ranking equally with, the notes that we or our subsidiaries may hereafter incur.

No Additional Amounts

In the event that any payment on the notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the notes, see “Material United States Federal Income Tax Considerations” in this prospectus supplement.

Redemption

On or after    , 20  (180 days after the issue date) (or, if additional notes are issued, beginning 180 days after the issue date of such additional notes), and prior to    , 20  (one year prior to the maturity date (the “First Par Call Date”)), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On the First Par Call Date, we may redeem the notes, in whole but not in part, and on or after    , 20  (one month prior to the maturity date), we may redeem the notes, in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to (but excluding) the redemption date. “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Federal Reserve), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Federal Reserve designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, we shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor the calculation agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any redemption.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) to each holder of notes to be redeemed (with a copy to the Trustee) at least 5 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair; provided that, for so long as the notes are held by DTC (or another depositary), any redemption of the notes shall be effected in accordance with the policies and procedures of the depositary.

The notes may not otherwise be redeemed prior to the maturity date.

Events of Default; Notices of Default

If any of the following occurs and is continuing, the principal and interest in respect of the notes will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable:

•

pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

•

a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property, or (iii) orders our liquidation, and in any such case the order or decree remains unstayed and in effect for 60 days; or

•	we are placed into receivership in a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The notes and Indenture provide for the following additional events of default with respect to the notes, and if any of such events of default occurs and is continuing then in every such case the Trustee or holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders) and upon any such declaration such principal amount shall become immediately due and payable:

•	our default in the payment of any interest upon the notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

•	our default in the payment of the principal of the notes when due, whether at maturity, upon redemption, by acceleration or otherwise, and continuance of such default for a period of 30 days.

No other defaults under or breaches of the Indenture or any senior debt securities, including the notes, will result in an event of default, whether after notice, the passage of time or otherwise, and therefore none of such other events (even if constituting a covenant breach) will result in a right of acceleration of the payment of the outstanding principal amount of such senior debt securities, including the notes. However, such other events, including covenant breaches, may have the effects described below under “—Covenant Breaches.”

The Indenture provides that the Trustee will be under no obligation to exercise any remedy under the Indenture at the request or direction of any of the holders of the notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which may be incurred by it in complying with such request or direction. Subject to the foregoing and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the notes.

No holder of notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or a note, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default or covenant breach with respect to the notes;

•

the holders of not less than 25% in aggregate principal amount of the outstanding notes have made written request to the Trustee to institute proceedings in respect of such event of default or covenant breach in its own name as Trustee under the Indenture;

•

such holder or holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of reasonable security or indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

In any event, the Indenture provides that no holders of the notes shall have any right to affect, disturb or prejudice the rights of any other holders, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders.

The Indenture requires the Trustee to notify the holders of the notes within 90 days regarding the existence of any default in payment of principal of or interest on any note, and any other default of which the Trustee has received written notice from us or any holder of the notes, unless the default has been cured or waived. However, except in the case of a payment default, the Trustee may withhold notice of a default if and so long as the Trustee’s board of directors, executive committee or a trust committee of directors or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the notes. For purposes of this paragraph, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach under the Indenture with respect to the notes.

Covenant Breaches

The following events constitutes a “covenant breach” under the Indenture with respect to any series of senior debt securities issued on or after the issue date, including the notes:

•

our default in the performance, or breach, of any covenant or agreement applicable to us in the Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of covenant breach under the Indenture.

The Indenture provides that the Trustee will be under no obligation to exercise any remedy under the Indenture at the request or direction of any of the holders of the notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which may be incurred by it in complying with such request or direction. Subject to the foregoing and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the notes.

We are required to deliver to the Trustee, within 120 days after the end of each of our fiscal years ending after the issue date, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding notes; provided that any modification or amendment may not, without the consent of the holder of each outstanding note affected thereby:

•	change the stated maturity date of the principal of, or any installment of principal or interest on, the notes;

•	reduce the percentage in principal amount of the notes required for any supplemental indenture or for any waiver provided for in the Indenture;

•	alter the method of computation of interest;

•	make the notes payable in money other than that stated in the notes;

•	reduce the principal amount thereof or the rate of interest thereon;

•	change the Company’s obligation to maintain an office or agency for payment of the notes and the other matters specified in the Indenture;

•	impair the right to institute suit for the enforcement of any payment of principal of or interest on the notes; or

•

modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of the notes which are discussed in the Indenture or modify any provisions relating to the waiver by holders of the notes of past defaults and covenants, except to increase any required percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

In addition, the holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive compliance by us with terms, conditions, and provisions of the Indenture, as well as any past default and the consequences of the default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding note. For purposes of this paragraph, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach under the Indenture with respect to the notes.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of the notes for any of the following purposes:

•	to evidence the succession of another person to BancShares as obligor under the Indenture;

•

to add to the covenants of BancShares or covenant breaches or events of default for the benefit of the holders of the notes or to surrender any right or power conferred upon BancShares in the Indenture or to make any change that does not adversely affect any holder’s legal rights under the Indenture in any material respect;

•

to add to, change, or eliminate any provisions of the Indenture, if the addition, change, or elimination becomes effective only when there are no debt securities outstanding of any series issued under the Indenture that are entitled to the benefit of the provision;

•	to establish the form or terms of the notes;

•

to cure any ambiguity or omission or correct any defect or inconsistency in the Indenture, or to conform the text of the Indenture or the notes to the description of the notes in the prospectus supplement relating thereto;

•	to evidence the acceptance of appointment by a successor trustee;

•	to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to provide for uncertificated notes or otherwise alter the Indenture to facilitate the issuance, legending, or transfer of the notes in a manner that does not materially adversely affect any holder of the notes and does not result in any violation of applicable securities law;

•

to supplement any provisions of the Indenture necessary to permit or facilitate the defeasance, covenant defeasance or discharge of the notes, provided that such action does not adversely affect the interests of the holders of the notes or any other debt securities issued under the Indenture;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the notes may be listed or traded; or

•

to address any SOFR Index unavailability in accordance with the “SOFR Index Unavailability” provisions above or to implement any benchmark transition provisions after a Benchmark Transition Event or its related Benchmark Replacement Date have occurred (or in anticipation thereof).

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted, and that such supplemental indenture is the legal, valid, and binding obligation of BancShares, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the notes sufficient cash and/or U.S. government securities to pay the principal of and interest and any other sums due on the maturity date or a redemption date of the notes, as applicable. If we choose the legal defeasance option, the holders of the notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of notes, replacement of lost, stolen, or mutilated notes and the right to receive payments of the principal of and interest on the notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the Indenture or the notes on the date of deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in BancShares becoming an investment company under the Investment Company Act. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Satisfaction and Discharge

We may discharge our obligations under the Indenture with respect to the notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (i) all outstanding notes and all other outstanding debt securities issued under the Indenture (a) have been delivered for cancellation, or (b) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of  and interest on all outstanding notes and any other sums due on the stated maturity date or redemption date, as the case may be); (ii) we have paid all other sums payable by us with respect to the notes; and (iii) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to any person unless:

•

the person formed by such consolidation or into which we are merged or the person which acquires by sale, conveyance, or transfer or other disposition, or which leases, all or substantially all of such properties and assets shall be a corporation, association, partnership, limited liability company, joint-stock company, or business trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the notes and the performance or observance of every other covenant of the Indenture on our part to be performed or observed;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of BancShares or a subsidiary as a result of such transaction as having been incurred by

BancShares or such subsidiary at the time of such transaction, no event of default or covenant breach, and no event which, after notice or lapse of time or both, would become an event of default or covenant breach, shall have occurred and be continuing;

•

if, as a result of any such consolidation or merger or such conveyance, transfer, or lease, such properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, BancShares or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and such supplemental indenture comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

Further Issues

If no event of default or covenant breach has occurred and is continuing with respect to the notes, we may, from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes under the Indenture ranking equally with the notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption, or otherwise as the notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the notes for U.S. federal income tax purposes, subject to the procedures of the DTC. In addition, we may, from time to time, create and issue other series of senior debt securities under the Indenture having different terms than the notes.

Benchmark Transition Provisions

If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during the floating rate interest period in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related floating rate interest period will be equal to the interest rate in effect for the immediately preceding floating rate interest period or, in the case of the Interest Determination Date prior to the first floating rate interest payment date, the Initial Interest Rate.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to (1) any Interest Determination Date, floating rate interest payment date, Reference Time, business day convention or floating rate interest period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the notes during the floating rate period and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors, and (5) any other terms or provisions of the notes during the floating rate period, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the notes for all future floating rate interest periods.

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the paying agent, the calculation agent and the holders of notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All determinations, decisions, elections and any calculations made by us or our designee for the purposes of determining the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes will be conclusive and binding on the holders of the notes, us, the calculation agent, the Trustee and the paying agent, absent manifest error. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the holders of the notes or any other party.

Any determination, decision or election relating to the Benchmark will be made by us on the basis described above. The calculation agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Relevant Rules.

By its acquisition of notes, each holder of the notes (including each holder of a beneficial interest in the notes) (i) will consent to and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of the notes, (ii) will waive any and all claims, in law and/or in equity, against the Trustee, the paying agent and the calculation agent or our designee for, agree not to initiate a suit against the Trustee, the paying agent and the calculation agent or our designee in respect of, and agree that none of the Trustee, the paying agent or the calculation agent or our designee will be liable for, the determination of or our failure or delay (including any failure to perform their duties as a result of our failure or delay) to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark

Replacement Conforming Changes, and any losses suffered in connection therewith, and (iii) will agree that none of the Trustee, the paying agent or the calculation agent or our designee will have any obligation to determine, confirm or verify any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure or delay by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Except as set forth therein, all percentages resulting from any calculation of any interest rate for the notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Definitions

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then- current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustments) as the applicable tenor for the then-current Benchmark.

“designee” means our affiliate or any other agent.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation even with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” means (1) if the Benchmark is Compounded SOFR Index Rate, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR Index Rate, the time determined by us or our designee (in consultation with us) or in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage, total loss absorbing capacity (“TLAC”), or regulatory long term debt requirements) then in effect in the U.S. and applicable to us from time to time and any regulations, requirements, guidelines and policies relating to capital adequacy adopted from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determinations and Decisions

We or our designee are expressly authorized to make certain determinations, decisions, and elections under the terms of the notes, including with respect to the use of the Compounded SOFR Index Rate as the Benchmark for the floating rate period and under the “Benchmark Transition Provisions” set forth above. Any determination, decision, or election that may be made by us or by our designee under the terms of the notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the notes and the Trustee absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the notes or the Trustee.

Calculation Agent

Initially we have appointed U.S. Bank Trust Company, National Association as the calculation agent for the notes. We or an affiliate of ours may assume the duties of the calculation agent.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace, or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at U.S. Bank Trust Company, National Association, 214 North Tryon Street, 27th Floor, Charlotte, NC 28202, as the paying agent for the notes.

Governing Law

The Indenture provides that the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Clearance and Settlement

The notes will be represented by one or more global certificates, which we refer to individually as a “Global note” and collectively as the “Global notes,” deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the notes for all purposes of the Indenture. Beneficial interests in the Global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their notes while the notes are held by the Depositary. Investors may elect to hold interests in the Global notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as a participant in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by Global notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent, or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities Depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions, and interest payments on the securities represented by the Global notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions, and other matters relating to beneficial interests in Global notes may be subject to various policies and procedures adopted by DTC from time to time. None of BancShares, the Trustee, or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global notes, or for maintaining, supervising, or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither BancShares nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies, and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this subsection concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

U.S. Bank Trust Company, National Association will act as Trustee under the Indenture.

Notices

Any notices required to be given to the holders of the notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any note, where the Indenture or any note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes applicable to U.S. and non-U.S. holders (as defined below) who acquire notes pursuant to this offering at their original “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” final, temporary and proposed U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the IRS and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift, generation-skipping transfer or any alternative minimum tax considerations. This discussion deals only with notes held as “capital assets” within the meaning of the Code, and it does not purport to be applicable to holders subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt entities, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons subject to the alternative minimum tax, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, entities classified as partnerships for U.S. federal income tax purposes or other flow-through entities or arrangements (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, real estate investment trusts, regulated investment companies or passive foreign investment companies for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding the notes through a “hybrid entity” or persons holding the notes, as a position in a “straddle” or as part of a “wash sale,” “conversion,” “constructive sale” or “integrated” transaction for U.S. federal income tax purposes and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the notes and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). This discussion assumes that the notes will be treated as debt instruments for U.S. federal income tax purposes. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of non-U.S. holders (as defined below), interest payments treated as dividends would be subject to withholding of United States income tax, except to the extent provided by an applicable income tax treaty.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who are partners in a partnership or equity interest owners of another entity treated as a partnership holding any of the notes should consult their own tax advisors. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Under certain circumstances, we will be discharged from any and all obligations in respect of the indenture. Such discharge may be treated as a taxable exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, and local tax consequences of such a discharge.

THIS SUMMARY OF U.S. FEDERAL INCOME TAX ISSUES IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS FOR U.S. AND NON-U.S. HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME, ESTATE AND OTHER TAX LAWS OR ANY TAX TREATY.

The terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under U.S. Treasury regulations governing “contingent payment debt instruments.” According to those U.S. Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable U.S. Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

U.S. Holders of the Notes

As used in this discussion, the term “U.S. holder” means a holder that is a beneficial owner of a note and that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Interest on the Notes. It is expected, and this discussion assumes, that the notes will be issued with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes. Accordingly, a U.S. holder will generally be required to recognize as ordinary income any interest paid or accrued on the notes in accordance with its regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (except to the extent of accrued but unpaid interest, which will be taxable as ordinary income, as described under “Interest on the Notes” above) and such holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the disposition a U.S. holder has held the note for more than one year. Long-term capital gains of non-corporate U.S. holders are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting requirements generally will apply in connection with payments of interest on the notes to, and the proceeds from a sale, exchange or other disposition of the notes. Under the Code and applicable U.S. Treasury regulations, a U.S. holder may be subject to backup withholding (currently at a rate of 24%) with respect to any payments on the notes, or the proceeds of a sale, exchange or other disposition of the notes, unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will generally be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders of the Notes

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is not, for U.S. federal income tax purposes, a U.S. holder as defined above, nor an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Interest on the Notes. Subject to the discussions below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” U.S. federal withholding tax will not apply to any payment of interest on a note to a non-U.S. holder if the interest qualifies for the “portfolio interest exemption.” This will be the case provided that the non-U.S. holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code, which certification may be made on an IRS Form W-8BEN, W -8BEN-E or other appropriate form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals, particularly entities treated as partnerships for U.S. federal income tax purposes and certain other flow through entities, and to non-U.S. holders acting as (or holding notes through) intermediaries.

If the portfolio interest exemption does not apply, payments of interest will be subject to U.S. federal withholding tax at a 30% tax rate, unless the non-U.S. holder provides us with a properly executed: (1) IRS Form W-8BEN, W-8BEN-E or other appropriate form, claiming an exemption from or reduction in withholding under the benefit of an income tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), such non-U.S. holder (although exempt from U.S. federal withholding tax at the 30% tax rate) will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of “effectively connected earnings and profits,” as determined under the Code, for the taxable year. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty.

Disposition of Notes. Subject to the discussions below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” except with respect to accrued and unpaid interest, which will be treated as described above under “—Non-U.S. Holders of the Notes—Interest on the Notes,” any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case such person will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, and if such non-U.S. holder is a corporation, such holder may be subject to the branch profits tax referred to above, unless the holder qualifies for a lower rate or an exemption from such branch profits tax under an applicable income tax treaty, or (ii) such person is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met in which case such person will generally be subject to a U.S. federal income tax of 30% (or, if applicable, a lower income tax treaty rate) on such gain, which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Backup Withholding, Information Reporting and Other Reporting Requirements. Information reporting requirements generally will apply in connection with payments of interest on the notes. In general, backup withholding will not apply to a payment of interest on a note to a non-U.S. holder, or to proceeds from the disposition of a note by a non-U.S. holder, in each case, if the holder certifies under penalties of perjury that it is not a U.S. person as defined under the Code and neither we nor our paying agent has actual knowledge to the contrary. Copies of the information returns reporting such interest payments, and any withholding, may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of notes by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the non-U.S. holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of notes through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells notes through a foreign broker which derives more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account (“IRA”) or other retirement plan, account or arrangement to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements. Such persons should also consider whether an investment in the notes would give rise to a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans, accounts and other arrangements subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as IRAs, collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, accounts and other arrangements (collectively, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plans. Such parties in interest or disqualified persons could include, without limitation, First Citizens, the underwriters, the trustee or any of their respective affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local or non-U.S. or other laws, rules or regulations (“Similar Laws”).

The acquisition or holding of the notes by or on behalf of or with the assets of a Plan with respect to which First Citizens, any of the underwriters, the trustee or any of their respective affiliates (collectively, the “Transaction Parties”) is or becomes a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. These class exemptions include: PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions with a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There can be no assurance that any of these exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the notes.

Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed by its acquisition of the notes to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser or holder disposes of its interest in the notes, either (i) such purchaser and holder is not acquiring or holding the notes with “plan assets” of any Plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) (A) its purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws, and (B) none of the Transaction Parties is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or any Similar Laws) in connection with the purchase or holding of the notes and has not provided any advice concerning the purchase or holding of the notes (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited).

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or of any plan subject to Similar Law consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Each purchaser or holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or provisions of any applicable Similar Laws. The sale of any notes to any plan is in no respect a representation by the Transaction Parties or their representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

This summary is based upon the Code, ERISA and the regulations, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements in this summary.

UNDERWRITING

J.P. Morgan Securities LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, J.P. Morgan Securities LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters expect to deliver the notes in book-entry form only through the facilities of DTC for the accounts of its participants, including Clearstream and Euroclear, as operator of the Euroclear System, against payment in New York, New York on or about    , 2026, which is the     business day following the date of the pricing of the notes (such settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+ , to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Underwriting Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of   % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to   % of the principal amount of the notes, to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $  .

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of any series on any securities exchange or for inclusion of the notes of any series on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes of any series or that an active public market for the notes of any series will develop. If an active public trading market for the notes of a series does not develop, the market price and liquidity of the notes of such series may be adversely affected. If the notes of a series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with the offering of the notes, the person (if any) named as the stabilizing manager(s) (or persons acting on their behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the offer of the relevant notes is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which the issuer received the proceeds of the issue or no later than 60 days after the date of allotment of the relevant notes, whichever is the earlier. Any stabilization action or over allotment must be conducted by the relevant stabilizing manager(s) (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the relevant stabilizing manager(s) (or persons acting on their behalf).

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in

Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a) to any person which is a professional client as defined under the FinSA;

(b) to fewer than 500 persons (other than professional clients as defined under the FinSA), or

(c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA. The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Abu Dhabi Global Market

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the

Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this prospectus supplement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP beneficially owned shares of BancShares’ Class A common stock with a market value in excess of $50,000. Certain legal matters related to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP has from time to time acted as counsel for BancShares and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of First Citizens BancShares, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

First Citizens Bancshares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

The securities of each class identified in this prospectus or any combination thereof may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. We and any one or more selling securityholders may offer securities at the same time or in separate transactions. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We and/or any one or more selling securityholders may sell the securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale on a continuous or delayed basis. We, our agents, and any underwriters or dealers reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we and/or one or more selling securityholders offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Our Class A common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FCNCA.” Our depositary shares, each representing 1/40th interest in a share of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, are listed on the Nasdaq Global Select Market and trade under the symbol “FCNCP.” Our 5.625% Non-Cumulative Perpetual Preferred Stock, Series C is listed on the Nasdaq Global Select Market and trades under the symbol “FCNCO.”

Investing in our securities involves risks. See the “Risk Factors” on page 2 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the North Carolina Office of the Commissioner of Banks, nor any state securities commission or any other bank regulatory agency has approved or disapproved of the securities to be issued under this prospectus or determined the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits, or obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is August 14, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we and/or one or more selling securityholders may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units, or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of those securities. In addition, if any selling securityholder sells securities under this prospectus, the prospectus supplement will contain specific information about such selling securityholder. A prospectus supplement may also add, update, or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to those securities. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” and “BancShares” refer to First Citizens BancShares, Inc., a Delaware corporation, and do not include its consolidated subsidiaries. All references in this prospectus to “First Citizens Bank” refer to First-Citizens Bank & Trust Company, our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B common stock.

We include cross-references in this prospectus and will include cross-references in any accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in any accompanying prospectus supplement provide and will provide, respectively, the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside of the United States. If you are an investor outside of the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before you invest in any of our securities, you should consider carefully the risks and uncertainties described in any applicable prospectus supplement under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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THE COMPANY

First Citizens BancShares, Inc. (“BancShares”) is a financial holding company that primarily conducts operations through its banking subsidiary, First-Citizens Bank & Trust Company (“First Citizens Bank”), which is headquartered in Raleigh, North Carolina. BancShares has expanded through de novo branching and acquisitions and as of June 30, 2024, operates a network of more than 500 branches and offices in 30 states, predominantly located in the Southeast, Mid-Atlantic, Midwest, and Western United States, providing a broad range of financial services to individuals, businesses, and professionals. At June 30, 2024, BancShares had total consolidated assets of $219.827 billion.

BancShares was incorporated under the laws of the State of Delaware in 1986. Our principal executive office is located at 4300 Six Forks Road, Raleigh, NC 27609, and our telephone number is (919) 716-7000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on pages 9 and 10 of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our most recently filed Annual Report on Form 10-K and in other documents filed by us from time to time with the SEC.

Forward-looking statements may be identified by terms such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims,” or similar words and expressions or the negative of these terms, or other statements concerning opinions or judgments of our management about future events.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances, and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance, or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine and the Middle East), and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans, and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate hikes and any changes by the Board of Governors of the Federal Reserve System (“FRB”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the FRB on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as Federal Deposit Insurance Corporation special assessments, increases to Federal Deposit Insurance Corporation deposit insurance premiums and the recently proposed interagency rule on regulatory capital, along with the risk that such laws, regulations, and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including First Citizen Bank’s acquisition of substantially all loans and certain other assets and assumption of all customer deposits and certain other liabilities of Silicon Valley Bridge Bank, N.A. (“SVBB”) on March 27, 2023 and the previously completed transaction with CIT Group Inc., or any future transactions.

Actual results may differ materially from those expressed in or implied by any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

We may use this prospectus to offer securities in one or more offerings. The following description of the various securities that we may offer under this prospectus is not complete and may not contain all of the information you should consider before investing in those securities. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices, and detailed terms of the securities and may describe risks associated with an investment in such securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to such securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We and/or any one or more selling securityholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers, or through a combination of any of these methods of sale. We, as well as any agents acting on our behalf and any underwriters or dealers, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers, or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Common Stock

We may sell shares of our common stock, $1.00 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

We have two classes of common stock. Shares of Class A common stock have one vote per share, while shares of Class B common have 16 votes per share. Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FCNCA.” The Class B common stock is traded on the over-the-counter market and quoted on the OTC Pink Market under the symbol “FCNCB.” Except as provided from time to time in our certificate of incorporation with respect to another class of our shares, or in a certificate of designation relating to a series of our preferred stock, or by applicable law, the holders of shares of Class A common stock and Class B common stock have the exclusive right to vote for the election of our directors and for all other purposes. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy have the power to decide any question brought before such meeting, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, applicable law, or pursuant to any regulation applicable to us or our securities. Our directors are elected by written ballot at the annual meeting of the stockholders and those persons who receive the highest number of votes are deemed to have been elected. In the election of our directors, cumulative voting is not available to stockholders.

5

Except as may be provided from time to time in a certificate of designation relating to a series of our preferred stock, or by applicable law, dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions are paid or distributed on the Class A common stock and the Class B common stock as and when declared from time to time by our board of directors from funds legally available; provided, however, that dividends, spin-offs, distributions-in-kind, and all other like and similar benefits and transactions must be the same for each issued and outstanding share of Class A common stock and Class B common stock as of the record date.

As to the distribution of our assets in the event of liquidation, any amounts available, after the satisfaction of all corporate liabilities and subject to the rights of any outstanding shares of preferred stock, must be distributed between the outstanding Class A common stock and Class B common stock pro rata, based upon the numbers of shares issued and outstanding of Class A common stock and Class B common stock.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock, $0.01 par value per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation, and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase our debt securities, shares of our common stock, shares of preferred stock, depositary shares, or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock or other securities identified in the prospectus supplement. In a prospectus supplement, we will describe the terms of the purchase contracts or units, including, if applicable, collateral or depositary arrangements.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

6

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include, without limitation, providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, for investments in First Citizens Bank as regulatory capital, redeeming or repurchasing our securities, repaying, reducing, or refinancing indebtedness, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

We will not receive any proceeds from the sale of our securities by selling securityholders.

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LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P, Raleigh, North Carolina. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. As of the date of this prospectus, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 200 shares of our Class A common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BancShares as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, incorporated in this prospectus by reference to our Current Report on Form 8-K, filed with the SEC on August 14, 2024, the effectiveness of its internal control over financial reporting of BancShares incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, and the Statement of Assets Acquired and Liabilities Assumed by First Citizens Bank, pursuant to that certain Purchase and Assumption Agreement dated March 27, 2023, by and among First Citizens Bank, the Federal Deposit Insurance Corporation, as receiver of SVBB, and the Federal Deposit Insurance Corporation, included in Amendment No. 2 to our Current Report on Form 8-K, filed with the SEC on January 26, 2024, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

In addition, we maintain an Internet website, www.firstcitizens.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of the offering:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2024, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 8, 2024, respectively;

•

our Current Reports on Form 8-K, as filed with the SEC on January  16, 2024 (solely with respect to Item 5.02), as amended on January  16, 2024, January  26, 2024, May  6, 2024, July  25, 2024 (solely with respect to Item 8.01), and August 14, 2024; and

•

the description of our common stock included in our Current Report on Form 8-K/A filed with the SEC on July  13, 1990 (filed in paper format), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, and any amendments or reports filed since that date updating that description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. That information is available from us without charge. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

Attn: Corporate Secretary

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$      % Fixed-to-Floating Rate Senior Notes due 20

Prospectus Supplement

J.P. Morgan	BofA Securities	Wells Fargo Securities

   , 2026